AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Plan") is made this 10th day of January, 2000, among Medi-Hut Co., Inc., a Delaware corporation ("Medi-Hut"); Vallar Consulting Corp., a New York corporation, any and all of its subsidiaries (hereinafter collectively referred to as "Vallar") and its shareholders (hereinafter "Shareholders").

     Medi-Hut wishes to acquire all the issued and outstanding stock of Vallar for and in exchange for stock of Medi-Hut, in a stock for stock transaction intending to qualify as a tax-free exchange pursuant to Sections 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Plan to represent the terms and conditions of such tax-free reorganization, which Plan the parties hereby adopt.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IT IS AGREED:

                            Section 1

                        Terms of Exchange

     1.1 Number of Shares. Upon the execution hereof, the Shareholders of Vallar agree to assign, transfer, and deliver to Medi-Hut, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description, 1 share of common stock, which represents 100% of the issued and outstanding stock of Vallar, in exchange for 350,000 shares of Medi-Hut's stock, par value $.001, as subject to the provisions of this Plan. Subsequent to the date hereof, the Shareholders shall, upon the surrender of the Vallar certificates representing their respective beneficial and record ownership of all of the issued and outstanding shares of Vallar to Medi-Hut, as soon as practicable hereafter, and further provided an exemption from the registration provisions of Section 5 of the Securities Act of 1933 is available for the issuance thereof, the Shareholders shall be entitled to receive a certificate(s) evidencing shares of the exchanged Medi-Hut stock as provided for herein. Upon the consummation of the transaction contemplated herein, Vallar shall be a wholly owned subsidiary of Medi-Hut.

     1.2 Anti-Dilution. For all relevant purposes of this Plan, the number of Medi-Hut shares to be issued and delivered pursuant to this Plan, shall be appropriate adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in Medi-Hut common stock, which may occur between the date of the execution of this Plan and the date of the delivery of such shares.

     1.3 Delivery of Certificates. The Shareholders shall transfer to Medi-Hut at the closing provided for in Section 2 (the "Closing") the shares of common stock of Vallar listed opposite their respective names on Exhibit A hereto (the "Vallar Shares") in exchange for shares of the common stock of Medi-Hut as outlined above in Section 1.1 hereof (the "Medi-Hut Stock"). All of such shares of Medi-Hut Stock shall be issued at the closing to the Shareholders, in the numbers shown opposite their respective names in Exhibit
A. The transfer of Vallar Shares by the Shareholders shall be effected by the delivery to Medi-Hut at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures guaranteed by a national bank and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Shareholders' expense.

     1.4 Further Assurances. Subsequent to the execution hereof, and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as Medi-Hut may request in order to more effectively sell, transfer and assign clear title and ownership in the Vallar Shares to Medi-Hut.

                            Section 2

                             Closing

     2.1 Closing. The Closing contemplated by Section 1.3 shall be held at 1935 Swarthmore Ave., Lakewood, New Jersey 08701 on February 15, 2000 or at such other time or place as may be mutually agreed upon in writing by the parties. The Closing may also be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives. In any event, the closing of the transactions contemplated by this Plan shall be effected as soon as practicable after all of the conditions contained herein have been satisfied.

     2.2 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, rulings, or other instruments required by this Plan to be so delivered at or prior to Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transaction contemplated hereby. At the Closing, the following events will take place:

     (a) Medi-Hut will enter into an employment agreement Lawrence Marasco, Vallar's key employee. The terms of the employment agreement will provide for health insurance and an annual salary of $50,000. The other terms and conditions of Mr. Marasco's position will be set forth in the employment agreement.

     (b)  Vallar shall have paid in full its $16,000 debt to the Chase Bank.


                            Section 3

      Representations, Warranties and Covenants of Medi-Hut


     Medi-Hut represents and warrants to, and covenants with, the Shareholders and Vallar as follows:

     3.1 Corporate Status. Medi-Hut is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Medi-Hut has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the Medi-Hut schedules (defined below) are complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Medi-Hut's Articles of Incorporation or Bylaws. Medi-Hut has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

     3.2 Capitalization. The authorized capital stock of Medi-Hut as of the date hereof consists of 100,000,000 common shares, par value $.001. As of the date hereof there are 10,472,800 common shares of Medi-Hut issued and outstanding. The foregoing shares constitute fully paid, non-assessable shares. There are no outstanding options, warrants, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of Medi-Hut's common stock or with regard to any options, warrants or other contractual rights to acquire any of Medi-Hut's authorized but unissued common shares.

     3.3  Financial Statements.

          (a) Medi-Hut hereby warrants and covenants to Vallar that the audited financial statements for the period ended June 31, 1999 and for the years ended October 31, 1998 and 1997, fairly and accurately represent the financial condition of Medi-Hut and that the same will be prepared along with the period ended as of the date of Closing, for consolidation by an independent public accountant, which shall be prepared in accordance with generally accepted accounting principles consistently applied, on or before the expiration of forty-five days from the date of Closing.

          (b) Medi-Hut hereby warrants and represents that the audited financial statements for the periods set forth in subparagraph (a), supra, fairly and accurately represent the financial condition of Medi-Hut as submitted heretofore to Vallar for examination and review.

     3.4 Conduct of Business. Medi-Hut will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of Vallar, enter into any material commitments except in the ordinary course of business.

     Medi-Hut will conduct itself in the following manner pending the Closing:

          (a) Certificate of Incorporation and Bylaws. No change will be made in the Articles of Incorporation or Bylaws of Medi-Hut.

          (b) Capitalization, etc. Medi-Hut will not make any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

     3.5 Options, Warrants and Rights. Medi-Hut has no options, warrants or stock appreciation rights related to the authorized but unissued Medi-Hut common stock. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued Medi-Hut common stock, except options, warrants, calls, or commitments, if any, to which Medi-Hut is not a party and by which it is not bound.

     3.6 Title to Property. Medi-Hut has good and marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of Medi-Hut, and the properties and assets of Medi-Hut are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.

     3.7 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of Medi-Hut, threatened by or against or effecting Medi-Hut at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; Medi-Hut does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     3.8 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, Medi-Hut and its present management will (i) give to the Shareholders and Vallar, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that the Shareholders and Vallar, or their duly authorized representatives, may inspect them; and (ii) furnish such information concerning the properties and affairs of Medi-Hut as the Shareholders and Vallar, or their duly authorized representatives, may reasonably request.

     3.9 Confidentiality. Until the Closing (and thereafter if there is no Closing), Medi-Hut and its representatives will keep confidential any information which they obtain from the Shareholders or from Vallar concerning its properties, assets and the proposed business operations of Vallar. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on Februrary 15, 2000 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, Medi-Hut will return to Vallar all written matter with regard to Vallar obtained in connection with the negotiations or consummation of this Plan.

     3.10 Conflict with Other Instruments. The transactions contemplated by this Plan will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or there material agreements or instrument to which Medi-Hut was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of Medi-Hut.

     3.11 Corporate Authority. Medi-Hut has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Shareholders and Vallar, or their respective representatives, at the Closing, a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

     3.12 Consent of Shareholders. Medi-Hut hereby warrants and represents that the Shareholders of Medi-Hut, being the owners of a majority of the issued and outstanding stock of the Corporation consented in writing to the authorization to execute an Agreement and Plan of Reorganization as between Medi-Hut and Vallar pursuant to a stock-for-stock transaction in which Medi-Hut would acquire all of the issued and outstanding shares of Vallar in exchange for the issuance of 350,000 common shares of Medi-Hut.

     3.13 Special Covenants and Representations Regarding the Exchanged Medi-Hut Stock. The consummation of this Plan and the transactions herein contemplated include the issuance of the exchanged Medi-Hut shares to the Shareholders, which constitutes an offer and sale of securities under the Securities Act of 1933, as amended, and applicable states' securities laws. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus requirements of such statutes which depend interlace on the circumstances under which the Shareholders acquire such securities. In connection with the reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, Shareholders shall cause to be delivered to Medi-Hut a Letter(s) of Investment Intent in the form attached hereto as Exhibit B and incorporated herein by reference.

     3.14 Special Covenants and Representations Regarding the Exchanged Medi-Hut Stock. The consummation of this Plan and the transactions herein contemplated include the issuance of the exchanged Medi-Hut shares to the Shareholders, which constitutes an offer and sale of securities under the Securities Act of 1933, as amended, and applicable states' securities laws. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus requirements of such statutes which depend interlace on the circumstances under which the Shareholders acquire such securities. In connection with the reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, Shareholders shall cause to be delivered to Medi-Hut a Letter(s) of Investment Intent in the form attached hereto as Exhibit B and incorporated herein by reference.

     3.15 Undisclosed or Contingent Liabilities. Medi-Hut hereby represents and warrants that it has no undisclosed or contingent liabilities which have not been disclosed to Vallar.

     3.16 Information. The information concerning Medi-Hut set forth in this Plan, and the Medi-Hut schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement or a material fact or omit to state a material fact the omission of which would be misleading to Vallar in connection with this Plan.

     3.17 Title and Related Matters. Medi-Hut has good and marketable title to all of its properties, interests in properties, and assets, real and personal, which are reflected, or will be reflected, in the Medi-Hut balance sheets, free and clear of any and all liens and encumbrances.

     3.18 Contracts or Agreements. Medi-Hut is not bound by any material contracts, agreements or obligations which it has not already disclosed to Vallar.

     3.19 Governmental Authorizations. Medi-Hut has all licenses, franchises, permits and other government authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities laws, no authorization, approval, consent or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Medi-Hut of this Plan and the consummation by Vallar of the transactions contemplated hereby.

     3.20 Compliance with Laws and Regulations. Medi-Hut has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of Medi-Hut or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to Vallar.

     3.21 Approval of Plan. The Board of Directors of Medi-Hut has authorized the execution and delivery of this Plan by Medi-Hut and have approved the Plan and the transactions contemplated hereby. Medi-Hut has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

     3.22 Investment Intent. Medi-Hut is acquiring the Vallar Shares to be transferred to it under this Plan for investment and no with a view to the sale or distribution thereof, and Medi-Hut has no commitment or present intention to liquidate Vallar or to sell or otherwise dispose of the Vallar Shares.

     3.23 Unregistered Shares and Access to Information. Medi-Hut understands that the offer and sale of the Vallar Shares have not been registered with or reviewed by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal, state securities law administrator has reviewed or approved any disclosure or other material concerning Vallar or the Vallar Shares. Medi-Hut has been provided with and reviewed all information concerning Vallar, the Vallar Shares as it has considered necessary or appropriate as a prudent and knowledgeable investor to enable it to make an informed investment decision concerning the Vallar Shares. Medi-Hut has made an investigation as to the merits and risks of its acquisition of the Vallar Shares and has had the opportunity to ask questions of, and has received satisfactory answers from, the officers and directors of Vallar concerning Vallar, the Vallar Shares and related matters, and has had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the Vallar Shares.

     3.24 Obligations. Medi-Hut is not aware of any outstanding obligations to any of its employees or consultants as of the Closing.

     3.25 Medi-Hut Schedules. Medi-Hut has delivered to Vallar the following items listed below, hereafter referred to as the "Medi-Hut Schedules", which is hereby incorporated by reference and made a part hereof. A certification executed by a duly authorized officer of Medi-Hut on or about the date within the Plan is executed to certify that the Medi-Hut Schedules are true and correct.

          (a) Copy of Articles of Incorporation and any amendments, and Bylaws;

          (b)  Financial statements;

          (c)  Shareholder list;

          (d)  Resolutions of Directors approving Plan;

          (e)  Consent of Shareholders approving Plan;

          (f) Officers' Certificate as required under Section 6.2 of the Plan;

          (g)  Opinion of counsel as required under Section 6.4 of the Plan;

          (h)  Certificate of Good Standing;


                            Section 4

       Representations, Warranties and Covenants of Vallar


     Vallar represents and warrants to, and covenants with, the Shareholders and Medi-Hut as follows:

     4.1 Corporate Status. Vallar is a corporation duly organized, validly existing and in good standing under the laws of the State of New York incorporated on October 21, 1992. Vallar has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the Vallar schedules (defined below) are complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Vallar's Articles of Incorporation or Bylaws. Vallar has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

     4.2 Capitalization. The authorized capital stock of Vallar as of the date hereof consists of 200 common shares, no par value. As of the date hereof there is 1 common share of Vallar issued and outstanding. The issued and outstanding common shares of Vallar are fully paid, non-assessable shares. There are no outstanding options, warrants, obligations convertible into shares of stock, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of Vallar's common stock or with regard to any options, warrants or other contractual rights to acquire any of Vallar's authorized but unissued common shares.

      4.3 Conduct of Business. Vallar will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of Medi-Hut, enter into any material commitments except in the ordinary course of business.

     Vallar agrees that Vallar will conduct itself in the following manner pending the Closing:

          (a) Certificate of Incorporation and Bylaws. No change will be made in the Certificate of Incorporation or Bylaws of Vallar.

          (b) Capitalization, etc. Vallar will not make any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

     4.4 Title to Property. Vallar has good and marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of Vallar, and the properties and assets of Vallar are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.

     4.5 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of Vallar, threatened by or against or effecting Vallar at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; Vallar does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     4.6 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, Vallar and its present management will (i) give to Medi-Hut, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that Medi-Hut, or their duly authorized representatives, may inspect them; and (ii) furnish such information concerning the properties and affairs of Vallar as the Shareholders and Vallar, or their duly authorized representatives, may reasonably request. Any such request to inspect Vallar's books shall be directed to Vallar's representative, at the address set forth herein under Section 10.4 Notices.

     4.7 Confidentiality. Until the Closing (and thereafter if there is no Closing), Vallar and its representatives will keep confidential any information which they obtain from the Shareholders or from Vallar concerning its properties, assets and the proposed business operations of Vallar. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on February 15, 2000 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, Vallar will return to Medi-Hut all written matter with regard to Medi-Hut obtained in connection with the negotiations or consummation of this Plan.

     4.8 Investment Intent. The Shareholders represent and covenant that they are acquiring the unregistered and restricted common shares of Medi-Hut to be delivered to them under this Plan for investment purposes and not with a view to the subsequent sale or distribution thereof, and as agreed, supra, the Shareholders, their successors and assigns agree to execute and deliver to Medi-Hut on the date of Closing or no later than the date on which the restricted shares are issued and delivered to the Shareholders, their assigns, or designees, an Investment Letter similar in form to that attached hereto as Exhibit B.

     4.9 Unregistered Shares and Access to Information. Vallar and the Shareholders understand that the offer and sale of Medi-Hut shares to be exchanged for the Vallar Shares have not been registered with or reviewed by the securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal or state securities law administrator has reviewed or approved any disclosure or other material facts concerning Medi-Hut or Medi-Hut stock. Vallar and the Shareholders have been provided with and reviewed all information concerning Medi-Hut and Medi-Hut shares, to be exchanged for the Vallar Shares as they have considered necessary or appropriate as prudent and knowledgeable investors to enable them to make informed investment decisions concerning the Medi-Hut shares, to be exchanged for the Vallar Shares. Vallar and the Shareholders have made an investigation as to the merits and risks of their acquisition of the Medi-Hut shares, to be exchanged for the Vallar Shares and have had the opportunity to ask questions of, and have received satisfactory answers from, the officers and directors of Medi-Hut concerning Medi-Hut shares to be exchanged for the Vallar Shares and related matters, and have had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the Medi-Hut shares to be exchanged for the Vallar Shares.

     4.10 Title to Shares. The Shareholders are the beneficial and record owners, free and clear of any liens and encumbrances, of whatever kind or nature, of all of the shares of Vallar of whatever class or series, which the Shareholders have contracted to exchange.

     4.11  Contracts.

          (a) Vallar is not a party to any material contracts, written or oral, nor is Vallar a party to any agreements, franchises, licenses, or other commitments.

          (b) Except as may be set forth in the Vallar Schedules, Vallar is not a party to any contract, agreement, corporate restriction, or subject to any judgment, order, writ, injunction, decree, or award, which materially and adversely effect the business, operations, properties, assets, or conditions of Vallar.

          (c) Except as set forth in the Vallar Schedules, Vallar is not a party to any material oral or written (i) contract for employment of any officer which is not terminable on 30 days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance, or any other retirement plan of arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended, or otherwise covered; (iii) agreement providing for the sale, assignment or transfer of any of its rights, assets or properties, whether tangible or intangible, except sales of its property in the ordinary course of business with a value of less than $2,000; or (iv) waiver of any right of any value which in the aggregate is extraordinary or material concerning the assets or properties scheduled by Vallar, except for adequate value and pursuant to contract. Vallar has not entered into any material transaction which is not listed in the Vallar Schedules or reflected in the Vallar financial statements.

     4.12 Material Contract Defaults. Vallar is not in default in any material respect under the terms of any contract, agreement, lease or other commitment which is material to the business, operations, properties or assets, or condition of Vallar, and there is no event of default or event which, with notice of lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Vallar has not taken adequate steps to prevent such default from occurring, or otherwise compromised, reached a satisfaction of, or provided for extensions of time in which to perform under any one or more contract obligations, among others.

     4.13 Conflict with Other Instruments. The consummation of the within transactions will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or other material agreement or instrument to which Vallar was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of Vallar.

     4.14 Governmental Authorizations. Vallar is in good standing in the State of New York. Except for compliance with federal and state securities laws, no authorization, approval, consent or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Vallar of this Plan and the consummation by Vallar of the transactions contemplated hereby.

     4.15 Compliance with Laws and Regulations. Vallar has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of Vallar or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to Medi-Hut.

     4.16 Approval of Plan. The Board of Directors of Vallar have authorized the execution and delivery of this Plan by Vallar and have approved the Plan and the transactions contemplated hereby. Vallar has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

     4.17 Information. The information concerning Vallar set forth in this Plan, and the Vallar Schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement or a material fact or omit to state a material fact the omission of which would be misleading to Medi-Hut in connection with this Plan.

     4.18 Vallar Schedules. Vallar has delivered to Medi-Hut the following items listed below, hereafter referred to as the "Vallar Schedules", which is hereby incorporated by reference and made a part hereof. A certification executed by a duly authorized officer of Vallar on or about the date within the Plan is executed to certify that the Vallar Schedules are true and correct.

          (a)      Copy of Articles of Incorporation and Bylaws

          (b)     Tax Returns

          (c) A schedule setting forth the shareholders, together with the number of shares owned beneficially or of record by each (also attached as Exhibit A)

          (d)     Resolutions of Board of Directors approving Plan

          (e)     Consent of Shareholders approving Plan

          (f) A list of key employees, including current compensation, with notation as to job description and whether or not such employee is subject to written contract, and if subject to a contract or employment agreement, a copy of the same

          (g) A schedule showing the name and location of each bank or other institution with which Vallar has an account and the names of the authorized persons to draw thereon or having access thereto

          (h)     Officers' Certificate as required by Section 7.2 of the Plan

          (i)     Certificate of Good Standing


                            Section 5

                        Special Covenants

     5.1 Vallar Information Incorporated in Medi-Hut's Reports. Vallar represents and warrants to Medi-Hut that all the information furnished under this Plan shall be true and correct in all material respects and that there is no omission of any material fact required to make the information stated not misleading. Vallar agrees to indemnify and hold Medi-Hut harmless, including each of its Directors and Officers, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement, alleged untrue statement, or omission of a material fact contained in such information delivered hereunder.

     5.2 Special Covenants and Representations Regarding the Exchanged Medi-Hut Stock. The consummation of this Plan and the transactions herein contemplated, including the issuance of the Medi-Hut shares in exchange for all of the issued and outstanding shares of Vallar to the Shareholders constitutes the offer and sale of securities under the Securities Act and the applicable state statutes, which depend, inter alia, on the circumstances under which the Shareholders acquire such securities. Medi-Hut intends to rely on the exemption of the registration provision of Section 5 of the Securities Act as provided for under Section 4.2 of the Securities Act of 1933, which states "transactions not involving a public offering", among others. Each Shareholder upon submission of his Vallar Shares and the receipt of the Medi-Hut post-split shares exchanged therefor, shall execute and deliver to Medi-Hut a letter of investment invent to indicate, among other representations, that the Shareholder is exchanging the Vallar Shares for Medi-Hut post-split shares for investment purposes and not with a view to the subsequent distribution thereof. A proposed Investment Letter is attached hereto as Exhibit B and incorporated herein by reference for the general use by the Shareholders, as they may determine.

     5.3 Action Prior to Closing. Upon the execution hereof until the Closing date, and the completion of the consolidated audited financials,

          (a) Vallar and Medi-Hut will (i) perform all of its obligations under material contracts, leases, insurance policies and/or documents relating to its assets and business; (ii) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with existing potential customers and clients; and (iii) fully comply with and perform in all material respects all duties and obligations imposed on it by all federal and state laws and all rules, regulations, and orders imposed by all federal or state governmental authorities.

          (b) Neither Vallar nor Medi-Hut will (i) make any change in its Articles of Incorporation or Bylaws except and unless as contemplated pursuant to Section 3 of this Plan; (ii) enter into or amend any contract, agreement, or other instrument of the types described in the parties' schedules, except that a party may enter into or amend any contract or other instrument in the ordinary course of business involving the sale of goods or services, provided that such contract does not involve obligations in excess of $5,000.


                            Section 6

              Conditions Precedent to Obligations of
                   Vallar and the Shareholders

     All obligations of Vallar and the Shareholders under this Plan are subject to the satisfaction, on or before the Closing date, except as otherwise provided for herein, or waived or extended in writing by the parties hereto, of the following conditions:

     6.1 Accuracy of Representations. The representations and warranties made by Medi-Hut in this Plan were true when made and shall be true as of the Closing date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and, Medi-Hut shall have performed and complied with by Medi-Hut prior to the Closing, unless waived or extended in writing by the parties hereto. Vallar shall have been furnished with a certificate, signed by a duly authorized executive officer of Medi-Hut and dated the Closing date, to the foregoing effect.

     6.2 Officers' Certificate. Vallar and the Shareholders shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of Medi-Hut, to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Medi-Hut, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of Medi-Hut.

     6.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the final condition, business or operations of Medi-Hut, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of Medi-Hut, except as otherwise disclosed to Vallar.

     6.4 Opinion of Counsel of Medi-Hut. Medi-Hut shall furnish to Vallar and the Shareholders an opinion dated as of the Closing date and in form and substance satisfactory to Vallar and the Shareholders to the effect that:

          (a) Medi-Hut is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and with all requisite corporate power to perform its obligations under this Plan.

          (b) The business of Medi-Hut, as presently conducted, including, upon the consummation hereof, the ownership of all of the issued and outstanding shares of Vallar, does not require it to register it to do business as a foreign corporation on any jurisdiction other than under the jurisdiction of its Articles of Incorporation or Bylaws and Medi-Hut has complied to the best of its knowledge in all material respects with all the laws, regulations, licensing requirements and orders applicable to its business activities and has filed with the proper authorities, including the Department of Commerce, Division of Corporations, and Secretary of State for the State of Delaware, all statements and reports required to be filed.

          (c) The authorized and outstanding capital stock of Medi-Hut as set forth in Section 3.2 above, and all issued and outstanding shares have been duly and validly authorized and issued and are fully paid and non-assessable.

          (d) There are no material claims, suits or other legal proceedings pending or threatened against Medi-Hut of any court or before or by any governmental body which might materially effect the business of Medi-Hut or the financial condition of Medi-Hut as a whole and no such claims, suits or legal proceedings are contemplated by governmental authorities against Medi-Hut.

          (e) To the best knowledge of such counsel, the consummation of the transactions contemplated by this Plan will not violate or contravene the provisions of the Certificate of Incorporation or Bylaws of Medi-Hut, or any contract, agreement, indenture, mortgage, or order by which Medi-Hut is bound.

          (f) This Plan constitutes a legal, valid and binding obligation of Medi-Hut enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, or similar law effecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or law).

          (g) The execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been ratified by a majority of the Shareholders of Medi-Hut and have been duly authorized by its Board of Directors.

          (h) Medi-Hut has not, nor will it undertake any action, the result of which would endanger the tax-free nature of the Plan.

     6.5 Good Standing. Vallar shall have received a Certificate of Good Standing from the State of Delaware, dated within sixty (60) days prior to Closing, but in no event later than ten days subsequent to the execution hereof certifying that Medi-Hut is in good standing as a corporation in the State of Delaware..

     6.6 Other Items. Vallar and the Shareholders shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as Vallar and the Shareholders may reasonably request.


                            Section 7

         Conditions Precedent to Obligations of Medi-Hut


     All obligations of Medi-Hut under this Plan are subject, at its option, to the fulfillment, before the Closing, of each of the following conditions:

     7.1 Accuracy of Representations. The representations and warranties made by Vallar and the Shareholders under this Plan were true when made and shall be true as of the Closing date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and, Medi-Hut shall have performed and complied with by Vallar prior to the Closing, unless waived or extended in writing by the parties hereto. Medi-Hut shall have been furnished with a certificate, signed by a duly authorized executive officer of Vallar and dated the Closing date, to the foregoing effect.

     7.2 Officers' Certificate. Medi-Hut shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of Vallar, to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Vallar, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of Vallar.

     7.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the final condition, business or operations of Medi-Hut, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of Vallar, except as otherwise disclosed to Medi-Hut.

     7.4 Good Standing. Medi-Hut shall have received a Certificate of Good Standing from the State of New York, dated within sixty (60) days prior to Closing, but in no event later than ten days subsequent to the execution hereof certifying that Vallar is in good standing as a corporation in the State of New York.

     7.5 Dissenters' Rights Waived. The Shareholders of Vallar, and each of them, agree and hereby waive any dissenters' rights, if any, under the laws of the State of New York in regards to any objection to this Plan as outlined herein and otherwise consent to and agree and authorize the execution and consummation of the within Plan in accordance to the terms and conditions of this Plan by the management of Vallar.

     7.6 Other Items. Medi-Hut shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as Medi-Hut may reasonably request.

     7.7 Execution of Investment Letter. The Shareholders shall have executed and delivered copies of Exhibit B to Medi-Hut.



                            Section 8

                           Termination

     8.1 Termination by Vallar or the Shareholders. This Plan may be terminated at any time prior to the Closing date by action of Vallar or the Shareholders, if Medi-Hut shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations and warranties contained herein shall be inaccurate in any material respect.

     8.2 Termination by Medi-Hut. This Plan may be terminated at any time prior to the Closing date by action of Medi-Hut if Vallar shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations or warranties contained herein shall be inaccurate in any material respect.

     8.3  Termination by Mutual Consent

          (a) This Plan may be terminated at any time prior to the Closing date by mutual consent of Medi-Hut, expressed by action of its Board of Directors, Vallar or the Shareholders.

          (b) If this Plan is terminated pursuant to Section 8, this Plan shall be of no further force and effect and no obligation, right or liability shall arise hereunder. Each party shall bare its own costs in connection herewith.

                            Section 9

                   Shareholders' Representative

     The Shareholders hereby irrevocably designate and appoint Lawrence Marasco as their agent and attorney in fact (the "Shareholders' Representative") with full power and authority until the Closing to execute, deliver and receive on their behalf all notices, requests and other communications hereunder; to fix and alter on their behalf the date, time and place of the Closing; to waive, amend or modify any provisions of this Plan and to take such other action on their behalf in connection with this Plan, the Closing and the transactions contemplated hereby as such agent deems appropriate; provided, however, that no such waiver, amendment or modification may be made if it would decrease the number of shares to be issued to the Shareholders under Section 1 hereof or increase the extent of their obligation to Medi-Hut hereunder, unless agreed in writing by the Shareholders.

                            Section 10

                        General Provisions

     10.1 Further Assurances. At any time, and from time to time, after the Closing date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of the Plan.

     10.2 Payments of Estimated Costs and Fees. Medi-Hut and Vallar mutually determine and agree that Medi-Hut shall pay the estimated costs and fees incurred in connection with the execution and consummation of the Plan.

     10.3 Press Release and Shareholders' Communications. On the date of Closing, or as soon thereafter as practicable, Vallar and the Shareholders shall cause to have promptly prepared and disseminated a news release concerning the execution and consummation of the Plan, such press release and communication to be released promptly and within the time required by the laws, rules and regulations as promulgated by the United States Securities and Exchange Commission, and concomitant therewith to cause to be prepared a full and complete letter to Medi-Hut's shareholders which shall contain information required by Regulation 240.14f-1 as promulgated under Section 14(f) as mandated under the Securities and Exchange Act of 1934, as amended.

     10.4 Notices. All notices and other communications required or permitted hereunder shall be sufficiently given if personally delivered, sent by registered mail, or certified mail, return receipt requested, postage prepaid, or by facsimile transmission addressed to the following parties hereto or at such other addresses as follows:

If to Medi-Hut:          Medi-Hut Co., Inc.
                         1935 Swarthmore Ave.
                         Lakewoood, New Jersey 08701

If to Vallar:            Vallar Consulting Corp.
                         3825 Oxford Lane
                         Seaford, New York 11783

or at such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, sent by facsimile transmission, or telegraphed.

     10.5 Entire Agreement. This Plan represents the entire agreement between the parties relating to the subject matter hereof, including any previous letters of intent, understandings, or agreements between Medi-Hut, Vallar and the Shareholders with respect to the subject matter hereof, all of which are hereby merged into this Plan, which alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. Excepting the foregoing agreement, there are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

     10.6 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, except to the extent preempted by federal law, in which event (and to that extent only) federal law shall govern.

     10.7 Tax Treatment. The transaction contemplated by this Plan is intended to qualify as a "tax-free" reorganization under the provisions of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. Vallar and Medi-Hut acknowledge, however, that each are being represented by their own tax advisors in connection with this transaction, and neither has made any representations or warranties to the other with respect to treatment of such transaction or any part or effect thereof under applicable tax laws, regulations or interpretations; and no attorney's opinion or tax revenue ruling has been obtained with respect to the tax consequences of the transactions contemplated by the within Plan.

     10.8 Attorney Fees. In the event that any party prevails in any action or suit to enforce this Plan, or secure relief from any default hereunder or breach hereof, the nonprevailing party or parties shall reimburse the prevailing party or parties for all costs, including reasonable attorney fees, incurred in connection therewith.

     10.9 Amendment of Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently or separately, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, therefore, or thereafter occurring or existing. Any time prior to the expiration of thirty
(30) days from the date hereof, this Plan may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Plan may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     10.10 Counterparts. This Plan may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which together shall constitute one and the same instruments.

     10.11 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not effect in any way the meaning or interpretation of the Plan.

     10.12 Parties in Interest. Except as may be otherwise expressly provided herein, all terms and provisions of this Plan shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, beneficiaries, personal and legal representatives, and assigns.

     IN WITNESS WHEREOF, the parties have executed this Plan and Agreement of Reorganization effective the day and year first set forth above.



                         MEDI-HUT CO., INC.
Attest:


/s/ Vincent Sanpietro         /s/ Joseph Sanpietro
_____________________    By: _______________________________________
                                Its President





                         VALLAR CONSULTING CORP.
Attest:

/s/ Anita Patterson            /s/ Lawrence Marasco
_____________________    By: _______________________________________
                                   Its President


                         SHAREHOLDERS:
Attest:

/s/ Anita Patterson           /s/ Lawrence Marasco
_____________________    By: _________________________________________
                                  Lawrence Marasco